Exhibit 10.6
THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF APPLICABLE STATES. THIS NOTE IS SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION UNDER SUCH LAWS OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS. HOLDERS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THIS NOTE MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ALL APPLICABLE STATE SECURITIES LAWS.
ALL RIGHTS UNDER THIS SECURED PROMISSORY NOTE ARE SUBJECT TO THE TERMS AND CONDITIONS OF THAT CERTAIN INTERCREDITOR AGREEMENT DATED JUNE 13, 2008 BY AND AMONG THE HOLDER, THE COMPANY, GOLD HILL VENTURE LENDING 03, L.P. (“GOLD HILL”), SILICON VALLEY BANK (“SVB”) AND SUCH OTHER PARTIES WHO MAY BE BECOME PARTIES TO THE INTERCREDITOR AGREEMENT AS LENDERS TO THE COMPANY FROM TIME TO TIME.
LENDINGCLUB CORPORATION
SECURED PROMISSORY NOTE

Note No. _____________	Made as of ______, 2008
     Subject to the terms and conditions of this Note, for value received, LendingClub Corporation, a Delaware corporation (the “Company”), with chief executive offices at 440 North Wolfe Road, Sunnyvale, California 94085, hereby promises to pay _____or its registered assigns (“Holder”), the principal sum of ______Dollars ($______), together with interest amortized on the unpaid principal amount at the Applicable Rate (as defined below) in thirty six (36) monthly installments as set forth in Section 3.1 below. Interest shall begin to accrue on the date of this Note and shall continue to accrue on the outstanding principal until the entire Balance is paid, and shall be computed based on the actual number of days elapsed and on a year of three hundred sixty five (365) days.
     In connection with the Company’s issuance of this Note, the Company further agrees to sell and issue to Holder, a warrant attached hereto as Exhibit A (the “Warrant”) to purchase that number of shares of the Company’s Series A Preferred Stock (the “Series A Preferred Stock”) equal to the quotient obtained by dividing (i) the product obtained by multiplying (A) the principal amount under the Note purchased by the Holder and (B) ___(___%), by (ii) $1.065, at a price for such Warrant equal to one-tenth of one percent (0.1%) of the principal amount of the Note purchased the Holder.
     1.    CLOSING.
     1.1    The Closing. The purchase and sale of this Note and the Warrant will take place at the offices of Company, at 10:00 a.m. Pacific time, on ______, 2008, or at such other time and place as the Company and the Holder mutually agree upon (which time and place are referred to as the “Closing”). At the Closing, Holder will deliver to the Company as payment in full for this Note and the Warrant to be purchased by the Holder at the Closing, the amounts set forth above in the first two paragraphs, by (i) a check payable to the Company’s order, (ii) wire transfer of funds to the Company, or

(iii) any combination of the foregoing. At the Closing, the Company shall deliver to Holder this Note, duly executed, in the principal amount set forth the first paragraph above and the Warrant, duly executed.
     The following is a statement of the rights of Holder and the terms and conditions to which this Note is subject, and to which the Holder hereof, by the acceptance of this Note, agrees:
     2.    DEFINITIONS. The following definitions shall apply for all purposes of this Note.
     “Affiliate” has the meaning ascribed to it in Rule 144 promulgated under the Securities Act.
     “Applicable Rate” means a rate equal to the lower of: (a) the Highest Lawful Rate and (b) twelve percent (12%) per annum.
     “Balance” means, at the applicable time, the sum of the Principal Balance, all then accrued but unpaid interest, and all other amounts then accrued but unpaid under this Note.
     “Business Day” means a weekday on which banks are open for general banking business in San Francisco, California.
     “Code” is the Uniform Commercial Code, as the same may, from time to time, be enacted and in effect in the State of California; provided, that, to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, or priority of, or remedies with respect to, Administrative Agent’s Lien, for the ratable benefit of each Holder, on any Collateral is governed by the Uniform Commercial Code in effect in a jurisdiction other than the State of California, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes on the provisions thereof relating to such attachment, perfection, priority, or remedies and for purposes of definitions relating to such provisions.
     “Company” means the “Company” as defined above and includes any corporation which shall succeed to or assume the obligations of the Company under this Note.
     “Event of Default” has the meaning set forth in Section 6 below.
     “Highest Lawful Rate” means the maximum non-usurious rate of interest, as in effect from time to time, that may be charged, contracted for, reserved, received or collected by Holder in connection with this Note under applicable law.
     “Lien” is a claim, mortgage, deed of trust, levy, charge, pledge, security interest or other encumbrance of any kind, whether voluntarily incurred or arising by operation of law or otherwise against any property.
     “Loan Management Account” is The Company’s deposit account, account number 4121713937 maintained with Wells Fargo Bank, N.A., which deposit account will hold payments made on Financed Consumer Notes; provided further, that such deposit account shall not at any time contain any funds payable directly to Gold Hill or SVB or any payments on any assets of the Company in which Gold Hill and/or SVB have a first-priority security interest.
     “Lost Note Documentation” means documentation satisfactory to the Company with regard to this Note being lost or stolen, including, if required by the Company, an affidavit of lost note and an indemnification agreement by Holder in favor of the Company with respect to such lost or stolen Note.

     “Maturity Date” means the earlier of (i) ______, 2011 or (ii) the time at which the Balance of this Note is made due and payable upon an Event of Default; provided, however that if the Event of Default is cured as permitted in this Note, then the Maturity Date shall not thereafter be deemed to have occurred with regard to such Event of Default under this clause (ii).
     “Note” means this Secured Promissory Note.
     “Person” means an individual, corporation, limited liability company, partnership, association, joint-stock company, trust, unincorporated organization, joint venture or other entity or any governmental authority.
     “Principal Balance” means, at the applicable time, all then outstanding principal of this Note.
     “Securities Act” means the Securities Act of 1933, as amended.
     “WebBank” means WebBank, a Utah-chartered industrial bank, and its successors and assigns.
     3. MONTHLY PAYMENTS; INTEREST.
     3.1   Monthly Payments. The Company shall pay Holder in thirty six (36) equal monthly payments of principal and interest beginning on ______, 2008 and continuing on the ______day of each month thereafter in the amounts set forth on the schedule attached hereto as Exhibit B (the “Payment Schedule”). If this Note has not been previously paid in full, then the principal amount of this Note, unpaid interest and all other amounts accrued under this Note shall be due and payable in full on the Maturity Date. Time is of the essence of the payment obligations hereunder and each monthly payment is due on or before the first day of each month. Payments on this Note shall be made by mail or electronic debit to the Holder of this Note in lawful money of the United States.
     3.2   Interest. Anything herein to the contrary notwithstanding, if during any period for which interest is computed hereunder, the amount of interest computed on the basis provided for in this Note, together with all fees, charges and other payments that are treated as interest under applicable law, as provided for herein or in any other document executed in connection herewith, would exceed the amount of such interest computed on the basis of the Highest Lawful Rate, then the Company shall not be obligated to pay, and Holder shall not be entitled to charge, collect, receive, reserve or take, interest in excess of the Highest Lawful Rate, and during any such period the interest payable hereunder shall be computed on the basis of the Highest Lawful Rate.
     4.    PREPAYMENT. The Company may pre-pay any unpaid Balance of this Note before it becomes due without penalty.
     5.    USE OF PROCEEDS; SECURITY INTEREST; COLLATERAL.
     5.1   Use of Proceeds. The Company is engaged in the business of purchasing, servicing and selling loans made by WebBank to consumers (“Consumer Loans”). Each time the Company makes a Consumer Loan that is financed by the amounts advanced pursuant to this Note (“Financed Consumer Loan”), the Company shall cause WebBank to execute and deliver a listing of the notes payable to the Company being financed by this Note (the “Financed Consumer Notes”) and each such Financed Consumer Note shall be electronically endorsed by WebBank to the Company and stored electronically in a segregated lending account maintained by the Company (the “Lending Account”). The Lending Account shall not at any time contain any promissory notes directly payable or endorsed to Gold Hill and/or SVB or any assets, including cash of the Company to which Gold Hill and/or SVB have a first-priority security interest. The Company shall immediately electronically endorse the Financed Consumer Notes to Holder.

5.2   Security Interest; Collateral.
          (a)   The Company hereby grants to Holder a first-priority security interest in the Financed Consumer Loans, the Financed Consumer Notes, and all proceeds of the foregoing (the “Collateral”). The Company hereby authorizes Holder to file financing statements, without notice to the Company, with all appropriate jurisdictions to perfect or protect Holder’s interest or rights hereunder. The Company’s representations and warranties with regard to the Collateral are contained in Section 7.5 below.
          (b)   The Company shall have the right to collect all payments and other amounts received in connection with Financed Consumer Loans. Upon receipt by the Company of any such payments and amounts, the Company shall immediately deposit such payments and amounts into the Loan Management Account. The Company shall create and store a single authoritative copy of each Financed Consumer Note which authoritative copy shall be unique, identifiable and unalterable except to the extent that (i) copies or revisions that add or change an identified assignee of such authoritative copy can only be made with the participation of Holder, (ii) each copy of the authoritative copy is readily identifiable as a copy that is not the authoritative copy, and (iii) any revision of the authoritative copy is readily identifiable as an authorized or unauthorized revision. The Company shall execute any further instruments and take further action as Holder reasonably requests to perfect or continue Holder’s Liens in the Collateral, or to effect the purposes of this Agreement.
     6.    EVENTS OF DEFAULT; REMEDIES. Each of the following events shall constitute an “Event of Default” hereunder:
          (a)   The Company fails to make any payment when due under this Note within five (5) days after the applicable due date;
          (b)   A receiver is appointed for any material part of the Company’s property, the Company makes a general assignment for the benefit of creditors, or the Company becomes a debtor or alleged debtor in a case under the U.S. Bankruptcy Code or becomes the subject of any other bankruptcy or similar proceeding for the general adjustment of its debts or for its liquidation and such proceeding is not dismissed within ninety (90) days;
          (c)   The Company breaches any material obligation to Holder under this Note and does not cure such breach within twenty (20) days after written notice thereof has been given by or on behalf of Holder to the Company; or
          (d)   The Company’s Board of Directors or stockholders adopt a resolution for the liquidation, dissolution or winding up of the Company.
     Upon the occurrence of any Event of Default, all accrued but unpaid expenses, accrued but unpaid interest, all principal and any other amounts outstanding under this Note shall (i) in the case of any Event of Default under Section 6(b) above become immediately due and payable in full without further notice or demand by Holder and (ii) in the case of any Event of Default other than under Section 6(b) above, become immediately due and payable upon written notice by or on behalf of Holder to the Company.
     Furthermore, the Company hereby irrevocably appoints Holder as its lawful attorney-in-fact, exercisable upon the occurrence and during the continuance of an Event of Default, to: (a) endorse the Company’s name on any checks or other forms of payment or security, including, without limitation, forms of payment received in connection with Financed Consumer Loans; (b) pay, contest or settle any Lien, charge, encumbrance, security interest, and adverse claim in or to the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; and (c) transfer the

Collateral into the name of Holder for the benefit of Holder or a third party as the Code permits. The Company hereby appoints Holder as its lawful attorney-in-fact to sign the Company’s name on any documents necessary to perfect or continue the perfection of any security interest in the Collateral regardless of whether an Event of Default has occurred until all obligations under this Note have been satisfied in full. Holder’s foregoing appointment as the Company’s attorney in fact, and all of Holder’s rights and powers, coupled with an interest, are irrevocable until all obligations under this Note have been fully repaid.
     7.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to the Holder that the statements in the following paragraphs of this Section 7 are all true and complete as of the issuance of this Note:
     7.1   Organization, Good Standing and Qualification. The Company has been duly incorporated and organized, and is validly existing in good standing, under the laws of the State of Delaware. The Company has the corporate power and authority to own and operate its properties and assets and to carry on its business as currently conducted and as presently proposed to be conducted.
     7.2   Due Authorization. All corporate action on the part of the Company’s board of directors and stockholders necessary for the authorization, execution, delivery of, and the performance of all obligations of the Company under, this Note and the Warrant have been taken or will be taken prior to the issuance of this Note. This Note and the Warrant each constitute agreements of the Company when executed and delivered by the Company will constitute, valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and (ii) the effect of rules of law governing the availability of equitable remedies.
     7.3   Corporate Power. The Company has the corporate power and authority to execute and deliver this Note and the Warrant, to issue to the Holder this Note and the Warrant to be purchased by the Holder hereunder and to carry out and perform all its obligations under this Note and the Warrant.
     7.4   Valid Issuance.
          (a) This Note, when issued, sold and delivered in accordance with its terms for the consideration provided for herein, the Warrant and the Series A Preferred Stock issuable upon exercise of the Warrant, when issued, sold and delivered in accordance with the terms of the Warrant, will be duly and validly issued, fully paid and nonassessable.
          (b) Based in part on the representations made by Holder in Section 8 hereof, the offer and sale of this Note and the Warrant to Holder in accordance with this Agreement and (assuming no change in currently applicable law or in the Company’s Certificate of Incorporation in effect as of immediately prior to the Closing (the “Charter”), no transfer of this Note by Holder and no commission or other remuneration is paid or given, directly or indirectly, for soliciting the issuance of shares of the Series A Preferred Stock upon exercise of Warrant) the issuance of the Series A Preferred Stock upon exercise of the Warrant are exempt from the registration and prospectus delivery requirements of the U.S. Securities Act of 1933, as amended (the “Securities Act”), and the securities registration and qualification requirements of the currently effective provisions of the securities laws of the states in which the Holder is resident based upon Holder’s address set forth on Holder’s signature page hereto.
     7.5   Representations and Warranties Regarding Collateral. For each Financed Consumer Loan, the Company represents and warrants that:

          (a) The Company is the owner of and has the legal right to sell, transfer, assign and encumber such Financed Consumer Loan;
          (b) The amount of such Financed Consumer Loan is not disputed;
          (c) The Financed Consumer Note is in the Company’s possession and has not been transferred to any third party;
          (d) Holder has the right to endorse and/ or require the Company to endorse all Financed Consumer Notes; and
          (e) The Financed Consumer Notes together with all Collateral, shall at all times be segregated and maintained separately from all loans previously, now or hereafter made by the Company utilizing funds loaned to the Company by Gold Hill and/or SVB. In the event any Financed Consumer Notes or any of the Collateral is commingled with any other assets of the Company to which Gold Hill and/or SVB has a first priority security interest, there shall be a rebuttable presumption that Holder’s lien on such Financed Consumer Notes and the Collateral is subject and subordinate to any existing liens and security interests granted in favor of Gold Hill and/or SVB.
     8.    REPRESENTATIONS AND WARRANTIES OF HOLDER. In order to induce the Company to issue this Note and the Warrant to the original Holder, the original Holder has made representations and warranties to the Company as follows.
     8.1   Authorization. This Note and the Warrant when executed and delivered by the Holder will constitute, Holder’s valid and legally binding obligations, enforceable against Holder in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and (ii) the effect of rules of law governing the availability of equitable remedies. Holder represents and warrants to the Company that Holder has full power and authority to purchase and execute this Note.
     8.2   Purchase for Own Account. This Note, the Warrant and the Series A Preferred Stock issuable upon exercise of the Warrant and the Company’s Common Stock issuable upon conversion of such Series A Preferred Stock (collectively, the “Securities”) will be acquired for investment for Holder’s own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof within the meaning of the Securities Act, and Holder has no present intention of selling, granting any participation in, or otherwise distributing the same.
     8.3   No Solicitation. At no time was Holder presented with or solicited by any publicly issued or circulated newspaper, mail, radio, television or other form of general advertising or solicitation in connection with the offer, sale and purchase of the Securities.
     8.4   Disclosure of Information. The Holder has received or has had full access to all the information such Holder considers necessary or appropriate to make an informed investment decision with respect to the Securities. Holder further has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to Holder or to which Holder had access. The foregoing, however, does not in any way limit or modify the representations and warranties made by the Company in Section 7 above.
     8.5   Investment Experience. Holder understands that the purchase of the Securities involves substantial risk. Holder (i) has experience as an investor in securities of companies in the development stage and acknowledges that such Holder is able to fend for itself, can bear the economic risk of Holder’s investment in the Securities and has such knowledge and experience in financial or business matters that Holder is capable of evaluating the merits and risks of this investment in the Securities and protecting Holder’s own interests in connection with this investment in the Securities or (ii) has a preexisting personal or business relationship with the Company and certain of its officers, directors or controlling persons of a nature and duration that enables Holder to be aware of the character, business acumen and financial circumstances of such persons.
     8.6   Accredited Investor Status. Holder is familiar with the definition of, and qualifies as, an “accredited Holder” within the meaning of Regulation D promulgated under the Securities Act.
     8.7   Restricted Securities. Holder understands that the Securities are characterized as “restricted securities” under the Securities Act and Rule 144 promulgated thereunder (“Rule 144”) since they are being acquired from the Company in a transaction not involving a public offering, and that under the Securities Act and applicable regulations thereunder the Securities may be resold without registration under the Securities Act only in certain limited circumstances. Holder further understands that the Company is under no obligation to register the Securities, and the Company has no present plans to do so. Furthermore, Holder is familiar with Rule 144, as presently in effect, and understands the limitations imposed thereby and by the Securities Act on resale of the Securities without such registration. Holder understands that, whether or not the Securities may be resold in the future without registration under the Securities Act, no public market now exists for any of the Securities and that it is uncertain whether a public market will ever exist for the Securities.
     8.8   Further Limitations on Disposition. Without in any way limiting the representations set forth above, Holder further agrees not to make any disposition of all or any portion of the Securities unless and until:
          (a) there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such effective registration statement; or
          (b) Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition and, at the expense of Holder or its transferee, with an opinion of counsel reasonably satisfactory in form and substance to the Company that such disposition will not require registration of such Securities under the Securities Act.
Notwithstanding the provisions of paragraphs (a) and (b) of this Section 8.8, no such registration statement or opinion of counsel shall be required for any transfer: (i) of any Securities in compliance with Rule 144 or Rule 144A promulgated under the Securities Act when the Company is promptly provided evidence of such compliance; (ii) of any Securities by a Holder that is a partnership or a corporation to (A) a partner of such partnership or stockholder of such corporation, (B) an affiliate of such partnership or corporation, (C) a retired partner of such partnership who retires after the date hereof, (D) the estate of any deceased partner of such partnership or deceased stockholder of such corporation; or (iii) by gift, will or intestate succession by any Holder to his or her spouse or lineal descendants or ancestors or any trust for any of the foregoing; provided that in each of the foregoing cases the transferee agrees in writing to be subject to the terms of this Section 8 (other than Section 8.6 above) to the same extent as if the transferee had been an original Holder hereunder.
     8.9   Legends. Such Holder understands and agrees that the certificates evidencing the Securities will bear legends substantially similar to those set forth below in addition to any other legend that may be required by applicable law, the Company’s Certificate of Incorporation or Bylaws, below or any other agreement between the Company and such Holder:
          (a)   THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF APPLICABLE STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION UNDER SUCH LAWS OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENT. HOLDERS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ALL APPLICABLE STATE SECURITIES LAWS.
          (b)   Any legend required by the laws of the State of California, including any legend required by the California Department of Corporations or any other state securities laws.
     The legend set forth in (a) above shall be removed by the Company from any certificate evidencing the Securities upon delivery to the Company of an opinion of counsel, reasonably satisfactory in form and substance to the Company, that either (i) a registration statement under the Securities Act is at that time in effect with respect to the legended security or (ii) such security can be freely transferred in a public sale (other than pursuant to Rule 144, Rule 144A or Rule 145 promulgated under the Securities Act) without such a registration statement being in effect and that such transfer will not jeopardize the exemption or exemptions from registration pursuant to which the Company issued the Securities.
     8.10   Acknowledgement of Limited Scope of Security Interest. Holder acknowledges that the security interest granted in the Collateral pursuant to Section 5 above is limited only to future payments payable under the terms of the Financed Consumer Notes after an Event of Default hereunder.
     9.    GENERAL PROVISIONS.
     9.1   Waivers. The Company and all endorsers of this Note hereby waive notice, presentment, protest and notice of dishonor.
     9.2   Attorneys’ Fees. If any party is required to engage the services of an attorney for the purpose of enforcing this Note, or any provision thereof, the prevailing party shall be entitled to recover its reasonable expenses and costs in enforcing this Note, including attorneys’ fees.
     9.3   Transfer. Neither this Note nor any rights hereunder may be assigned, conveyed or transferred, in whole or in part, without the Company’s prior written consent, which the Company may withhold in its sole discretion. Subject to the foregoing, the rights and obligations of the Company and Holder under this Note and the Warrant shall be binding upon and benefit their respective permitted successors, assigns, heirs, administrators and transferees.
     9.4   Governing Law. This Note shall be governed by and construed under the internal laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within the State of California, without reference to principles of conflict of laws or choice of laws.

     9.5   Headings. The headings and captions used in this Note are used only for convenience and are not to be considered in construing or interpreting this Note. All references in this Note to Sections and Schedules shall, unless otherwise provided, refer to sections of this Note and schedules attached to this Note, all of which schedules are incorporated herein by this reference.
     9.6   Notices. Unless otherwise provided, any notice required or permitted under this Note shall be given in writing and shall be deemed effectively given (i) at the time of personal delivery, if delivery is in person; (ii) one (1) business day after deposit with an express overnight courier for United States deliveries, or two (2) business days after such deposit for deliveries outside of the United States, with proof of delivery from the courier requested; or (iii) three (3) business days after deposit in the United States mail by certified mail (return receipt requested) for United States deliveries when addressed to the party to be notified at the address indicated for such party on the signature page hereto or, in the case of the Company, at 440 North Wolfe Road, Sunnyvale, California 94085, or at such other address as any party or the Company may designate by giving ten (10) days’ advance written notice to all other parties.
     9.7   Amendments and Waivers. This Note may be amended, and any provisions under this Note, may be waived by the Company only by a written agreement executed by both the Company and the Holder. Any amendment or waiver effected in accordance with this Section 9.7 shall be binding upon the Holder, each future holder of this Note, and the Company.
     9.8   Severability. If one or more provisions of this Note are held to be unenforceable under applicable law, then such provision(s) shall be excluded from this Note to the extent they are held to be unenforceable and the remainder of the Note shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

     IN WITNESS WHEREOF, the Company has caused this Secured Promissory Note to be signed in its name as of the date first written above.

THE COMPANY: LENDINGCLUB CORPORATION
By:	______________________________

Name:	_______________________________

Title	______________________________

AGREED AND ACKNOWLEDGED:

HOLDER:	HOLDER’S ADDRESS FOR NOTICE:

By:_________________________________	Street:_________________________________

Name:_______________________________	City/State/Zip:___________________________

Title:________________________________	Fax:___________________________________

EXHIBIT A
Warrant

EXHIBIT B
Payment Schedule